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                                                                      Exhibit 22




                             SUBSIDIARY OF REGISTRANT



                         Sheldahl International Sales, Inc.
                       a corporation organized under the laws
                               of the Virgin Islands

                    (Wholly-owned subsidiary of Sheldahl, Inc.)